EXHIBIT (99)(a)

NEWS RELEASE

January 26, 2015
Contact:	Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER AND ANNUAL EARNINGS RESULTS
Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported fourth quarter and annual earnings results with highlights as follows:

Fourth quarter highlights:

•
Net earnings were $1.8 million or $0.32 basic and diluted net earnings per share for the three months ended December 31, 2014, as compared to $1.4 million or $0.25 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.

•
Net earnings available to common shareholders were $1.8 million or $0.32 basic and diluted net earnings per common share for the three months ended December 31, 2014, as compared to $1.2 million or $0.21 basic and diluted net earnings per common share, for the same period one year ago.

•
Core earnings*, as calculated in the Core Earnings Analysis table below, were $2.7 million for the three months ended December 31, 2014, compared to $2.0 million for the three months ended December 31, 2013.

•
Average outstanding principal balance of loans increased $31.5 million to $648.4 million for the three months ended December 31, 2014 compared to $616.9 million for the three months ended December 31, 2013.

Year to date highlights:

•
Net earnings were $9.4 million or $1.67 basic net earnings per share and $1.66 diluted net earnings per share for the year ended December 31, 2014, as compared to $6.7 million or $1.19 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the year ended December 31, 2013.

•
Net earnings available to common shareholders were $9.4 million or $1.67 basic net earnings per common share and $1.66 diluted net earnings per common share for the year ended December 31, 2014, as compared to $6.0 million or $1.08 basic net earnings per common share and $1.07 diluted net earnings per common share, for the year ended December 31, 2013.

•	Core earnings*, as calculated in the Core Earnings Analysis table below, were $10.2 million for the year ended December 31, 2014, compared to $7.2 million for the year ended December 31, 2013.
•	Non-performing assets declined to $12.7 million or 1.2% of total assets at December 31, 2014, compared to $16.4 million or 1.6% of total assets at December 31, 2013.
•	Total loans increased $30.9 million to $651.9 million at December 31, 2014, compared to $621.0 million at December 31, 2013.
•	Core deposits were $708.1 million, or 86.9% of total deposits at December 31, 2014, compared to $683.9 million, or 85.6% of total deposits at December 31, 2013.

Lance A. Sellers, President and Chief Executive Officer, attributed the increase in fourth quarter earnings to an increase in net interest income, a decrease in the provision for loan losses and an increase in non-interest income, which were partially offset by an increase in non-interest expense.

Net interest income was $8.7 million for the three months ended December 31, 2014, compared to $8.3 million for the three months ended December 31, 2013.  This increase was primarily due to an increase in interest income resulting from an increase in the yield on investment securities and an increase in the average outstanding principal balance of loans combined with a decrease in interest expense resulting primarily from a reduction in the cost of funds.  Net interest income after the provision for loan losses increased to $9.4 million during the fourth quarter of 2014, compared to $7.8 million for the three months ended December 31, 2013.  The provision for loan losses for the three months ended December 31, 2014 was a credit of $672,000, as compared to an expense of $419,000 for the three months ended December 31, 2013.  The decrease in the provision for loan losses is primarily attributable to a $3.1 million reduction in non-accrual loans from December 31, 2013 to December 31, 2014.

Non-interest income was $3.0 million for the three months ended December 31, 2014, compared to $2.8 million for the year ended December 31, 2013.  This increase is primarily attributable to a $187,000 increase in miscellaneous non-interest income resulting primarily from a $76,000 increase in SBIC income, a $60,000 reduction in losses and write-downs on other real estate owned properties and a $54,000 increase in debit card income for the three months ended December 31, 2014, as compared to the year ended December 31, 2013.

Non-interest expense was $10.9 million for the three months ended December 31, 2014, compared to $9.2 million for the year ended December 31, 2013.  This increase in non-interest expense included: (1) a $510,000 increase in salaries and benefits expense resulting primarily from an increase in the number of full-time equivalent employees, salary increases and separation expense for selected employees taking early retirement, (2) a $224,000 increase in occupancy expense primarily due to a $106,000 increase in building maintenance expense and a $149,000 increase in depreciation expense and (3) a $973,000 increase in non-interest expenses other than salary, employee benefits and occupancy expenses primarily due to a $493,000 increase in amortization expense associated with North Carolina income tax credits and a $339,000 increase in prepayment penalties on FHLB borrowings during the three months ended December 31, 2014, as compared to the three months ended December 31, 2013.

Year-to-date net earnings as of December 31, 2014 were $9.4 million, or $1.67 basic net earnings per share and $1.66 diluted net earnings per share, as compared to $6.7 million, or $1.19 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the year ended December 31, 2013.  After adjusting for dividends and accretion on preferred stock, net earnings available to common shareholders for the year ended December 31, 2014 were $9.4 million, or $1.67 basic net earnings per common share and $1.66 diluted net earnings per common share, as compared to $6.0 million, or $1.08 basic net earnings per common share and $1.07 diluted net earnings per common share, for the year ended December 31, 2013.  The increase in year-to-date earnings is primarily attributable to an increase in net interest income and a decrease in the provision for loan losses, which were partially offset by an increase in non-interest expense and a decrease in non-interest income, as discussed below.

Year-to-date net interest income as of December 31, 2014 increased 8.9% to $34.1 million compared to $31.3 million for the year ended December 31, 2013.  This increase was primarily due to an increase in interest income resulting from an increase in the yield on investment securities and an increase in the average outstanding principal balance of loans combined with a decrease in interest expense resulting primarily from a reduction in the cost of funds.  Net interest income after the provision for loan losses increased 21.2% to $34.8 million for the year ended December 31, 2014, compared to $28.8 million for the year ended December 31, 2013.  The provision for loan losses for the year ended December 31, 2014 was a credit of $699,000, as compared to an expense of $2.6 million for the year ended December 31, 2013.  The decrease in the provision for loan losses is primarily attributable to a $1.8 million decrease in net charge-offs during the year ended December 31, 2014 compared to the year ended December 31, 2013 and a $3.1 million reduction in non-accrual loans from December 31, 2013 to December 31, 2014.

Non-interest income was $12.2 million for the year ended December 31, 2014, compared to $12.7 million for the year ended December 31, 2013.  This decrease is primarily attributable to a $348,000 decrease in gains on the sale of securities, a $424,000 decrease in mortgage banking income and a $59,000 decrease in miscellaneous non-interest income, which were partially offset by a $303,000 increase in service charges and fees for the year ended December 31, 2014, as compared to the year ended December 31, 2013.

Non-interest expense was $35.7 million for the year ended December 31, 2014, as compared to $32.8 million for the year ended December 31, 2013.  This increase in non-interest expense included: (1) a $395,000 increase in salaries and benefits expense resulting primarily from an increase in the number of full-time equivalent employees, salary increases and an increase in incentive expense, (2) a $712,000 increase in occupancy expense primarily due to a $205,000 increase in building maintenance expense and a $529,000 increase in depreciation expense and (3) a $1.4 million increase in non-interest expenses other than salary, employee benefits and occupancy expenses primarily due to a $710,000 increase in amortization expense associated with North Carolina income tax credits and a $339,000 increase in prepayment penalties on FHLB borrowings during the year ended December 31, 2014, as compared to the year ended December 31, 2013.

Total assets were $1.0 billion as of December 31, 2014 and 2013.  Available for sale securities were $281.1 million as of December 31, 2014, compared to $297.9 million as of December 31, 2013.  Total loans were $651.9 million as of December 31, 2014, compared to $621.0 million as of December 31, 2013.

Non-performing assets declined to $12.7 million or 1.2% of total assets at December 31, 2014, compared to $16.4 million or 1.6% of total assets at December 31, 2013.  The decline in non-performing assets is due to a $3.1 million decrease in non-accrual loans and a $882,000 decrease in loans 90 days past due and still accruing, which were partially offset by a $337,000 increase in other real estate owned.  Non-performing loans include $3.9 million in acquisition, development and construction (“AD&C”) loans, $6.6 million in commercial and residential mortgage loans and $251,000 in other loans at December 31, 2014, as compared to $6.5 million in AD&C loans, $7.9 million in commercial and residential mortgage loans and $277,000 in other loans at December 31, 2013.  The allowance for loan losses at December 31, 2014 was $11.1 million or 1.7% of total loans, compared to $13.5 million or 2.2% of total loans at December 31, 2013.  Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits amounted to $814.7 million as of December 31, 2014, compared to $799.4 million at December 31, 2013.  Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $100,000, increased $24.2 million to $708.1 million at December 31, 2014, as compared to $683.9 million at December 31, 2013.  Certificates of deposit in amounts of $100,000 or more totaled $106.5 million at December 31, 2014, as compared to $115.3 million at December 31, 2013.  This decrease is attributable to a $4.5 million decrease in wholesale certificates of deposit combined with a decrease in retail certificates of deposit as intended as part of the Bank’s pricing strategy to allow maturing high cost certificates of deposit to roll-off.

Securities sold under agreements to repurchase were $48.4 million at December 31, 2014, as compared to $45.4 million at December 31, 2013.

Shareholders’ equity was $98.7 million, or 9.5% of total assets, as of December 31, 2014, compared to $83.7 million, or 8.1% of total assets, as of December 31, 2013.  This increase is primarily due to an increase in retained earnings and an increase in accumulated other comprehensive income resulting from an increase in the unrealized gain on investment securities.   In September 2014, the Company's Board of Directors authorized a stock repurchase program, whereby up to $2 million was allocated to repurchase the Company's common stock.  The Company has repurchased $82,000, or 4,537 shares, of its common stock under this program as of December 31, 2014.

Peoples Bank operates 21 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Bank also operates loan production offices in Lincoln and Durham Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

* See reconciliation of non-GAAP financial measures in the Core Earnings Analysis table below.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2013.

CONSOLIDATED BALANCE SHEETS
December 31, 2014 and December 31, 2013
(Dollars in thousands)

	December 31, 2014	December 31, 2013
	(Unaudited)	(Audited)
ASSETS:
Cash and due from banks	$51,213	$49,902
Interest-bearing deposits	17,885	26,871
Cash and cash equivalents	69,098	76,773

Investment securities available for sale	281,099	297,890
Other investments	4,031	4,990
Total securities	285,130	302,880

Mortgage loans held for sale	1,375	497

Loans	651,891	620,960
Less: Allowance for loan losses	(11,082)	(13,501)
Net loans	640,809	607,459

Premises and equipment, net	17,000	16,358
Cash surrender value of life insurance	14,125	13,706
Accrued interest receivable and other assets	12,957	17,011
Total assets	$1,040,494	$1,034,684

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$210,758	$195,265
NOW, MMDA & savings	407,504	386,893
Time, $100,000 or more	106,453	115,268
Other time	89,985	101,935
Total deposits	814,700	799,361

Securities sold under agreements to repurchase	48,430	45,396
FHLB borrowings	50,000	65,000
Junior subordinated debentures	20,619	20,619
Accrued interest payable and other liabilities	8,080	20,589
Total liabilities	941,829	950,965

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
12,524 shares at 9/30/13	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,612,588 shares at 12/31/14 and
5,613,495 shares at 12/31/13	48,088	48,133
Retained earnings	45,124	36,758
Accumulated other comprehensive income (loss)	5,453	(1,172)
Total shareholders' equity	98,665	83,719

Total liabilities and shareholders' equity	$1,040,494	$1,034,684

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2014 and 2013
(Dollars in thousands, except per share amounts)

	Three months ended		Years ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$7,749	$7,523	$30,305	$30,194
Interest on due from banks	23	23	65	85
Interest on investment securities:		-
U.S. Government sponsored enterprises	697	669	2,995	1,639
State and political subdivisions	1,163	1,194	4,677	4,427
Other	85	86	378	351
Total interest income	9,717	9,495	38,420	36,696

INTEREST EXPENSE:
NOW, MMDA & savings deposits	124	154	499	732
Time deposits	264	365	1,188	1,650
FHLB borrowings	516	604	2,166	2,518
Junior subordinated debentures	98	99	389	398
Other	12	12	45	55
Total interest expense	1,014	1,234	4,287	5,353

NET INTEREST INCOME	8,703	8,261	34,133	31,343
PROVISION FOR LOAN LOSSES	(672)	419	(699)	2,584
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	9,375	7,842	34,832	28,759

NON-INTEREST INCOME:
Service charges	1,307	1,233	4,961	4,566
Other service charges and fees	188	272	1,080	1,172
Gain on sale of securities	-	-	266	614
Mortgage banking income	256	228	804	1,228
Insurance and brokerage commissions	180	183	701	661
Miscellaneous	1,075	888	4,352	4,411
Total non-interest income	3,006	2,804	12,164	12,652

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,747	4,237	17,530	16,851
Occupancy	1,775	1,551	6,251	5,539
Other	4,419	3,446	11,890	10,451
Total non-interest expense	10,941	9,234	35,671	32,841

EARNINGS BEFORE INCOME TAXES	1,440	1,412	11,325	8,570
INCOME TAXES	(376)	31	1,937	1,879

NET EARNINGS	1,816	1,381	9,388	6,691

Dividends and accretion on preferred stock	-	186	-	656

NET EARNINGS AVAILABLE TO
COMMON SHAREHOLDERS	$1,816	$1,195	$9,388	$6,035

PER COMMON SHARE AMOUNTS
Basic net earnings	$0.32	$0.21	$1.67	$1.08
Diluted net earnings	$0.32	$0.21	$1.66	$1.07
Cash dividends	$0.06	$0.03	$0.18	$0.12
Book value	$17.58	$14.91	$17.58	$14.91

FINANCIAL HIGHLIGHTS
For the three months and years ended December 31, 2014 and 2013
(Dollars in thousands)

	Three months ended		Years ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$272,768	$300,433	$287,371	$293,770
Loans	648,355	616,920	631,025	614,532
Earning assets	962,515	960,687	949,537	950,451
Assets	1,054,504	1,040,563	1,036,486	1,023,609
Deposits	824,706	800,212	808,399	787,640
Shareholders' equity	97,334	97,271	95,759	100,275

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.83%	3.66%	3.84%	3.53%
Return on average assets	0.68%	0.53%	0.91%	0.65%
Return on average shareholders' equity	7.40%	5.63%	9.80%	6.67%
Shareholders' equity to total assets (period end)	9.48%	8.09%	9.48%	8.09%

CORE EARNINGS ANALYSIS:
Income Before Taxes (GAAP)	1,440	1,412	11,325	8,570
Adjustments:
Loss on sale and write-down of other real estate	238	298	622	581
Gain on sale of securities	-	-	(266)	(614)
NC tax credit amortization expense	653	160	870	160
Prepayment penalties on FHLB borrowings	869	530	869	530
Provision for loan losses	(672	419	(699)	2,584
Core earnings before provision for loan losses and income taxes	2,528	2,819	12,721	11,811
Provision for loan losses	(672	419	(699)	2,584
Core earnings before taxes	3,200	2,400	13,420	9,227
Income tax calculation (1)	496	392	3,193	2,025
Core earnings	2,704	2,008	10,227	7,202
(1) Income tax calculation reflects the following estimated effective tax rates excluding NC tax credits:
Effective tax rates	15.51%	16.35%	23.79%	21.95%
* This table includes non-GAAP financial measures that management believes are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$12,344	$13,854	$13,501	$14,423
Provision for loan losses	(672	419	(699)	2,584
Charge-offs	(718	(888)	(2,637)	(4,372)
Recoveries	128	116	917	866
Balance, end of period	$11,082	$13,501	$11,082	$13,501

ASSET QUALITY:
Non-accrual loans			$10,729	$13,836
90 days past due and still accruing			-	882
Other real estate owned			2,016	1,679
Total non-performing assets			$12,745	$16,397
Non-performing assets to total assets			1.22%	1.58%
Allowance for loan losses to non-performing assets			86.95%	82.34%
Allowance for loan losses to total loans			1.70%	2.17%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade
	12/31/2014	12/31/2013
Risk Grade 1 (excellent quality)	2.18%	2.40%
Risk Grade 2 (high quality)	22.30%	18.82%
Risk Grade 3 (good quality)	50.76%	49.49%
Risk Grade 4 (management attention)	16.54%	18.69%
Risk Grade 5 (watch)	4.62%	5.05%
Risk Grade 6 (substandard)	3.30%	5.25%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At December 31, 2014, including non-accrual loans, there were six relationships exceeding $1.0 million in the Watch risk grade (which totaled $14.2 million) and two relationships exceeding $1.0 million in the Substandard risk grade (which totaled $4.7 million). There was one relationship with loans in both the Watch and Substandard risk grades, which totaled $1.3 million for loans in both risk grades combined.

(END)